Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-274480 on Form S-8 and Registration Statement No. 333-283815 on Form S-3 of TKO Group Holdings, Inc. of our report dated March 19, 2025, relating to the combined financial statements of The Olympus Business of Endeavor Group Holdings, Inc. appearing in this Annual Report of TKO Group Holdings, Inc. on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, NY

February 25, 2026